NEWS RELEASE

EVEREST GROUP, LTD.

Seon place, 141 Front Street, 4th Floor, Hamilton HM 19, Bermuda

Contacts

Media: Dawn Lauer	Investors: Matt Rohrmann
Chief Communications Officer	Head of Investor Relations
908.300.7670	908.604.7343

Everest Reports Fourth Quarter and Full-Year 2025 Results
Annual Net Income of $1.6 billion and Net Operating Income of $1.9 billion
Annual 10.5% Net Income ROE and 12.4% Net Operating Income ROE; TSR of 13.1%
Repurchased $397 million of Common Shares During the Quarter
HAMILTON, Bermuda – (BUSINESS WIRE) – February 4, 2026 – Everest Group, Ltd. (NYSE: EG), a global underwriting leader providing best-in-class property, casualty, and specialty reinsurance and insurance solutions, today reported its fourth quarter and full-year 2025 results.

Full-Year 2025 Highlights
•Total Shareholder Return of 13.1%1; 10.5% Net Income ROE and 12.4% Operating Income ROE
•$17.7 billion in gross written premium, a year-over-year decrease of 3.1% for the Group, 1.2% for Reinsurance, and 5.7% for Insurance on a comparable basis
•Combined ratios of 98.6% for the Group, 91.7% for Reinsurance, and 114.6% for Insurance
•Attritional combined ratios of 89.6% for the Group, 85.5% for Reinsurance, and 100.7% for Insurance
•$757 million of pre-tax catastrophe losses net of recoveries and reinstatement premiums versus $810 million in 2024
•Net investment income increased $170 million to $2.1 billion, a company record
•Strong operating cashflow for the year of $3.1 billion, which includes the consideration paid for the adverse development cover
•Repurchased $797 million of common shares in 2025

Fourth Quarter 2025 Highlights
•Net income of $446 million; Net operating income of $549 million
•$4.3 billion in gross written premium, a year-over-year decrease of 8.6% for the Group, 3.6% for Reinsurance, and 20.1% for Insurance on a comparable basis; Strong double-digit growth in specialty lines was more than offset by targeted reductions in certain casualty lines
•Combined ratios of 98.4% for the Group, 91.2% for Reinsurance and 117.0% for Insurance
•Attritional combined ratios of 89.9% for the Group, 84.6% for Reinsurance, and 104.1% for Insurance
•$216 million of pre-tax catastrophe losses net of recoveries and reinstatement premiums versus $312 million in Q4 2024
•Pre-tax underwriting income (loss) of $60 million for the Group, $255 million for Reinsurance, ($161) million for Insurance, and ($34) million for Other

•Net investment income improved to $562 million versus $473 million in the prior year fourth quarter, driven by a larger asset base as well as strong core fixed income and alternative investment returns
•Operating cashflow for the quarter of ($398) million versus $780 million in the prior year fourth quarter impacted by the consideration paid for the adverse development cover in the quarter

(1) Denotes annualized figure; represents Total Shareholder Return or "TSR". Annualized TSR is calculated as year to date growth in book value per common share outstanding excluding URA(D) on fixed maturity, available for sale securities plus year-to-date dividends per share.

“In 2025 we took deliberate actions to simplify the business, improve the return profile, and strengthen the Company’s balance sheet,” said Jim Williamson, Everest President and CEO. “These actions have increased our financial flexibility and support our intention to return capital to shareholders, as reflected in the share repurchases executed during the quarter.

Our sharpened underwriting focus positions Everest to deliver attractive margins. The Reinsurance team continued to execute with the discipline expected of a top-tier global reinsurer, delivering a well-executed January 1 renewal, appropriately navigating the market cycle. In our Insurance business, focused on Global Wholesale and Specialty, we’re targeting lines where Everest has expertise and competitive advantage.

We continued to attract world-class senior leadership talent who share our culture of ownership and accountability and are committed to driving consistent and sustained shareholder returns.”

Summary of Fourth Quarter 2025 Net Income and Other Items
•Net income of $446 million, equal to $10.77 per diluted share, versus fourth quarter 2024 net (loss) of ($593) million, equal to ($13.96) per diluted share
•Net operating income of $549 million, equal to $13.26 per diluted share, versus fourth quarter 2024 net operating (loss) of ($780) million, equal to ($18.39) per diluted share
•Everest paid premium consideration of $122 million for the second layer of the Adverse Development Cover ("ADC"), split between $105 million in the Insurance segment and $17 million in the Other segment
•Everest recognized a net pre-tax benefit of $127.3 million included in other income (expense) associated with the sale of its Commercial Retail Insurance Renewal Rights to AIG

The following table summarizes the Company’s Net Income and related financial metrics.

Net income and operating income	Q4	Year to Date	Q4	Year to Date
All values in USD millions except for per share amounts and percentages	2025	2025	2024	2024
Everest Group
Net income (loss)	446	1,591	(593)	1,373
Net operating income (loss) (2)	549	1,875	(780)	1,289

Net income (loss) per diluted common share	10.77	37.80	(13.96)	31.78
Net operating income (loss) per diluted common share (2)	13.26	44.54	(18.39)	29.83

Net income (loss) return on average equity (annualized)	11.5%	10.5%	(15.7%)	9.6%
After-tax net operating income (loss) return on average equity (annualized) (2)	14.2%	12.4%	(20.6%)	9.0%

Notes
(2) Denotes non-GAAP financial measure. See "Comments on Non-GAAP Financial Measures" for an explanation and reconciliation.

Shareholders' Equity and Book Value per Share	Q4	Year to Date	Q4	Year to Date
All values in USD millions except for per share amounts and percentages	2025	2025	2024	2024
Beginning shareholders' equity	15,375	13,875	15,335	13,202
Net income (loss)	446	1,591	(593)	1,373
Change - URA(D) of fixed maturity, available for sale securities	92	854	(630)	(127)
Dividends to shareholders	(82)	(335)	(86)	(334)
Purchase of treasury shares	(397)	(797)	—	(200)
Other	27	272	(151)	(39)
Ending shareholders' equity	15,461	15,461	13,875	13,875

Common shares outstanding		40.7		43.0
Book value per common share outstanding		379.83		322.97
Less: URA(D) of fixed maturity, available for sale securities		0.13		(19.77)
Book value per common share outstanding excluding URA(D) (3)		379.70		342.74

Change in BVPS adjusted for dividends		20.1%		8.7%
Total Shareholder Return ("TSR") - Annualized		13.1%		9.2%
Common share dividends paid - last 12 months		8.00		7.75

Notes
(3) Denotes non-GAAP financial measure. A reconciliation to book value per share, the most comparable GAAP measure, is included in the table above. See "Comments on Non-GAAP Financial Measures" for additional information.

The following information summarizes the Company’s underwriting results, on a consolidated basis and by segment – Reinsurance and Insurance, with selected commentary on results by segment.

Underwriting information - Everest Group	Q4	Year to Date	Q4	Year to Date	Year on Year Change
All values in USD millions except for percentages	2025	2025	2024	2024	Q4	Year to Date
Gross written premium	4,260	17,706	4,671	18,232	(8.8)%	(2.9)%
Net written premium	3,906	15,513	4,026	15,814	(3.0)%	(1.9)%

Loss Ratio:
Current year	60.1%	60.3%	63.4%	59.8%	(3.3) pts	0.5 pts
Prior year	3.1%	4.2%	34.1%	8.8%	(31.0) pts	(4.6) pts
Catastrophe	5.6%	5.3%	8.8%	5.9%	(3.2) pts	(0.6) pts
Total Loss ratio	68.8%	69.8%	106.3%	74.4%	(37.5) pts	(4.6) pts
Commission and brokerage ratio	22.4%	22.2%	23.0%	21.7%	(0.6) pts	0.5 pts
Other underwriting expenses	7.2%	6.6%	6.2%	6.2%	1.0 pts	0.4 pts
Combined ratio	98.4%	98.6%	135.5%	102.3%	(37.1) pts	(3.7) pts
Attritional combined ratio (4) (6) (7)	89.9%	89.6%	93.4%	88.1%	(3.5) pts	1.5 pts

Pre-tax net catastrophe losses (5)	216	757	312	810
Pre-tax net unfavorable (favorable) prior year reserve development	120	657	1,337	1,337

Notes
(4) Attritional ratios exclude catastrophe losses, net CAT reinstatement premiums earned, prior year development and COVID-19 losses. Attritional combined ratio is a non-GAAP financial measure. See "Comments on Non-GAAP Financial Measures" for an explanation and reconciliation.

(5) Pre-tax net catastrophe losses are net of reinsurance and reinstatement premiums.
(6) The attritional combined ratio for the year ended December 31, 2025, included approximately $34m of profit commission related to loss reserves releases from the mortgage business. Excluding this profit commission, Group’s attritional combined ratio would have been 89.4% for the year ended December 31, 2025.

(7) The attritional combined ratio for the fourth quarter and year ended December 31, 2024, included approximately $68m of profit commission related to loss reserves releases from the mortgage business. Excluding this profit commission, Group’s attritional combined ratio would have been 91.6% and 87.6% for the fourth quarter and year ended December 31, 2024.

Reinsurance Segment – Quarterly Highlights
•Gross written premiums decreased 3.6% on a comparable basis (constant dollar basis and excluding reinstatement premiums)2, to approximately $3.2 billion.
•Growth was led by increases of 10.1% in Property Catastrophe XOL and 10.2% in Financial Lines, more than offset by decreases of 12.4% in Casualty Pro-Rata and 7.2% in Casualty XOL, when adjusting for reinstatement premiums.
•Attritional loss ratio increased 10 basis points over last year to 57.0%, while the attritional combined ratio decreased 140 basis points to 84.6% versus a year ago.
•Pre-tax net catastrophe losses were $200 million, driven primarily by losses from Hurricane Melissa and a number of mid-sized events globally. Pre-tax net catastrophe losses were $250 million in the prior-year quarter.
•Our preferred market position allowed us to shape our signing to maximize expected profitability at Jan. 1, 2026 renewals.

Underwriting information - Reinsurance segment	Q4	Year to Date	Q4	Year to Date	Year on Year Change
All values in USD millions except for percentages	2025	2025	2024	2024	Q4	Year to Date
Gross written premium	3,157	12,825	3,291	12,941	(4.1)%	(0.9)%
Net written premium	3,018	11,791	3,019	11,969	—%	(1.5)%

Loss Ratio:
Current year	56.8%	57.3%	56.2%	56.6%	0.6 pts	0.7 pts
Prior year	(0.1)%	0.2%	(4.2)%	(1.1)%	4.1 pts	1.3 pts
Catastrophe	6.9%	6.6%	9.6%	6.8%	(2.7) pts	(0.2) pts
Total Loss ratio	63.6%	64.1%	61.6%	62.2%	2.0 pts	1.8 pts
Commission and brokerage ratio	25.1%	25.2%	26.3%	24.9%	(1.2) pts	0.3 pts
Other underwriting expenses	2.4%	2.5%	2.5%	2.5%	(0.1) pts	(0.1) pts
Combined ratio	91.2%	91.7%	90.4%	89.7%	0.8 pts	2.1 pts
Attritional combined ratio (4) (8) (9)	84.6%	85.5%	86.0%	84.6%	(1.4) pts	0.9 pts

Pre-tax net catastrophe losses (5)	200	706	250	689
Pre-tax net unfavorable (favorable) prior year reserve development	(2)	28	(125)	(125)

Notes
(2) Denotes non-GAAP financial measure. See "Comments on Non-GAAP Financial Measures" for an explanation and reconciliation.
(4) Attritional ratios exclude catastrophe losses, net CAT reinstatement premiums earned, prior year development and COVID-19 losses. Attritional combined ratio is a non-GAAP financial measure. See "Comments on Non-GAAP Financial Measures" for an explanation and reconciliation.

(5) Pre-tax net catastrophe losses are net of reinsurance and reinstatement premiums.
(8) The attritional combined ratio for the year ended December 31, 2025, included approximately $34m of profit commission related to loss reserves releases from the mortgage business. Excluding this profit commission, Reinsurance’s attritional combined ratio would have been 85.3% for the year ended December 31, 2025.

(9) The attritional combined ratio for the fourth quarter and year ended December 31, 2024, included approximately $68m of profit commission related to loss reserves releases from the mortgage business. Excluding this profit commission, Reinsurance’s attritional combined ratio would have been 83.7% and 84.0% for the fourth quarter and year ended December 31, 2024.

Insurance Segment – Quarterly Highlights
•Gross written premiums decreased to $1.1 billion on a comparable basis (constant dollar basis and excluding reinstatement premiums)2, a 20.1% decrease year-over-year in constant dollars as we continued to strategically shape the portfolio.
•Everest Insurance grew by 22.0% in Accident and Health and 1.5% in Other Specialty. Growth was offset by a decrease of 29.5% in Property / Short Tail, 24.9% in Specialty Casualty, 25.0% in Professional Liability, and 28.0% in Workers' Compensation, reflecting our focus on lines of business with better expected margins as well as our exit from commercial retail insurance and the ongoing transfer of that business to AIG.
•Everest paid premium consideration of $105 million for the second layer of the ADC, resulting in an 11.1-point increase in the combined ratio.
•Pre-tax net catastrophe losses were $16 million, a decrease of $45 million from the prior year quarter.

Underwriting information - Insurance segment	Q4	Year to Date	Q4	Year to Date	Year on Year Change
All values in USD millions except for percentages	2025	2025	2024	2024	Q4		Year to Date
Gross written premium	1,084	4,790	1,350	5,078	(19.7)%		(5.7)%
Net written premium	872	3,638	984	3,678	(11.4)%		(1.1)%

Loss Ratio:
Current year	68.7%	68.4%	84.2%	68.3%	(15.5)	pts	0.1 pts
Prior year	11.1%	12.5%	117.7%	29.6%	(106.6)	pts	(17.1) pts
Catastrophe	1.6%	1.1%	6.7%	3.4%	(5.1)	pts	(2.3) pts
Total Loss ratio	81.5%	82.0%	208.7%	101.2%	(127.2)	pts	(19.2) pts
Commission and brokerage ratio	14.1%	13.1%	12.6%	12.3%	1.5	pts	0.9 pts
Other underwriting expenses	21.5%	19.4%	17.9%	17.2%	3.6	pts	2.2 pts
Combined ratio	117.0%	114.6%	239.2%	130.7%	(122.2)	pts	(16.1) pts
Attritional combined ratio (4)	104.1%	100.7%	114.4%	97.5%	(10.3)	pts	3.2 pts

Pre-tax net catastrophe losses (5)	16	41	61	120
Pre-tax net unfavorable (favorable) prior year reserve development	105	466	1,059	1,059

Notes
(2) Denotes non-GAAP financial measure. See "Comments on Non-GAAP Financial Measures" for an explanation and reconciliation.
(4) Attritional ratios exclude catastrophe losses, net CAT reinstatement premiums earned, prior year development and COVID-19 losses. Attritional combined ratio is a non-GAAP financial measure. See "Comments on Non-GAAP Financial Measures" for an explanation and reconciliation.

(5) Pre-tax net catastrophe losses are net of reinsurance and reinstatement premiums.

Other Segment
•Gross written premiums reflect a limited number of renewed and new policies written on the Company's paper by the purchaser of the sports and leisure business, for a finite period of time post-closing.
•Everest paid premium consideration of $17 million for the second layer of the ADC
•With the announcement of the transaction to sell the renewal rights for our commercial retail insurance business to AIG, Everest expects to re-cast the associated retail business into the Other segment following the filing of the 2025 Form 10-K.

Underwriting information - Other segment	Q4	Year to Date	Q4	Year to Date
All values in USD millions except for percentages	2025	2025	2024	2024
Gross written premium	18	91	29	212
Net written premium	16	84	23	167

Net premiums earned	19	111	43	197

Incurred losses and LAE
Current year	25	119	53	175
Prior year	17	163	403	403
Catastrophes	—	10	1	1
Total incurred losses and LAE	42	292	457	580
Commission, brokerage, taxes and fees	5	21	5	24
Other underwriting expenses	6	17	8	33

Underwriting income (loss)	(34)	(220)	(429)	(440)

Investments and Shareholders’ Equity as of December 31, 2025
•Total invested assets and cash of $45.4 billion versus $41.5 billion on December 31, 2024
•Shareholders’ equity of $15.5 billion vs. $13.9 billion on December 31, 2024, including $5 million of unrealized net gains on fixed maturity, available for sale securities
•Shareholders’ equity excluding net unrealized gains (losses) on fixed maturity, available for sale securities of $15.5 billion versus $14.7 billion on December 31, 2024
•Book value per share of $379.83 versus $322.97 at December 31, 2024
•Book value per share excluding net unrealized gains (losses) on fixed maturity, available for sale securities of $379.70 versus $342.74 at December 31, 2024
•Common share repurchases of $397 million during the quarter, representing 1,239,880 shares at an average price of $320.59 per share.
•Common share repurchases of $797 million for the full year 2025, representing 2,394,763 shares at an average price of $333.01 per share.
•Common share dividends declared and paid in the quarter of $2.00 per common share equal to $82.0 million

This news release contains forward-looking statements within the meaning of the U.S. federal securities laws. We intend these forward-looking statements to be covered by the safe harbor provisions for forward-looking statements in the U.S. federal securities laws. These statements reflect management’s current expectations based on assumptions we believe are reasonable but are not guarantees of performance. Actual results may differ materially from those contained in forward-looking statements made on behalf of the Company. The forward-looking statements involve risks and uncertainties that include, but are not limited to, the impact of general economic conditions and conditions affecting the insurance and reinsurance industry, the adequacy of our reserves, our ability to assess underwriting risk, trends in rates for property and casualty insurance and reinsurance, competition, investment market and investment income fluctuations, trends in insured and paid losses, catastrophes, pandemics, regulatory and legal uncertainties, expenses related to divestitures and other factors described in our SEC filings, including but not limited to our latest Annual Report on Form 10-K. The Company undertakes no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.

About Everest
Everest Group, Ltd. (Everest) is a global underwriting leader providing best-in-class property, casualty, and specialty reinsurance and insurance solutions that address customers’ most pressing challenges. Known for a 50-year track record of disciplined underwriting, capital and risk management, Everest, through its global operating affiliates, is committed to underwriting opportunity for colleagues, customers, shareholders, and communities worldwide.

Everest common stock (NYSE: EG) is a component of the S&P 500 index.

Additional information about Everest, our people, and our products can be found on our website at www.everestglobal.com.

A conference call discussing the results will be held at 8:00 a.m. Eastern Time on February 5, 2026. The call will be available on the Internet through the Company’s website at https://investors.everestglobal.com/overview.

Recipients are encouraged to visit the Company’s website to view supplemental financial information on the Company’s results. The supplemental information is located at www.everestglobal.com in the “Investors/Financials/Quarterly Results” section of the website. The supplemental financial information may also be obtained by contacting the Company directly.
_______________________________________________
Comments on Non-GAAP Financial Measures
In this Press Release, the Company has included certain non-GAAP financial measures, including after-tax net operating income (loss), after-tax net operating income (loss) per diluted share, attritional combined ratio, gross written premiums presented on a comparable basis, net operating income return on equity ("ROE"), underwriting income, and book value per common share outstanding excluding net unrealized appreciation (depreciation) on fixed maturity, available for sale securities ("URA(D)"). The Company presents these non-GAAP financial measures to facilitate a deeper understanding of the profitability drivers of our business, results of operations, financial condition and liquidity. The Company believes that such measures are important to investors and other interested persons, and that these measures are a useful supplement to GAAP information concerning the Company’s performance. These measures may not, however, be comparable to similarly titled measures used by companies within or outside of the insurance industry. Non-GAAP financial measures should be viewed in addition to, and not as an alternative for, or superior to, the Company’s financial measures prepared in accordance with generally accepted accounting principles ("GAAP").
A reconciliation of the non-GAAP financial measures to the most comparable corresponding GAAP financial measure is included below.
After-tax net operating income (loss) and after-tax net operating income (loss) per diluted share
After-tax net operating income (loss) (also referred to in this release as net operating income) consists of net income (loss) excluding after-tax net gains (losses) on investments and after-tax net foreign exchange income (expense), as shown below:

(Dollars in millions, except per share amounts)	Three Months Ended December 31,				Twelve Months Ended December 31,
	2025		2024		2025		2024

	(unaudited)				(unaudited)

	Amount	Per Diluted Share	Amount	Per Diluted Share	Amount	Per Diluted Share	Amount	Per Diluted Share
After-tax net operating income (loss)	$549	$13.26	$(780)	$(18.39)	$1,875	$44.54	$1,289	$29.83
After-tax net gains (losses) on investments	(69)	(1.66)	56	1.33	(115)	(2.73)	12	0.28
After-tax net foreign exchange income (expense)	(34)	(0.82)	132	3.10	(169)	(4.01)	72	1.67

Net income (loss)	$446	$10.77	$(593)	$(13.96)	$1,591	$37.80	$1,373	$31.78

(Some amounts may not reconcile due to rounding.)
Although net gains (losses) on investments and net foreign exchange income (expense) are an integral part of the Company’s insurance operations, the determination of net gains (losses) on investments and foreign exchange income (expense) is independent of the insurance underwriting process. The Company believes that the level of net gains (losses) on investments and net foreign exchange income (expense) for any particular period are not indicative of the performance of the underlying business in that particular period. Providing only a GAAP presentation of net income (loss) makes it more difficult for users of the financial information to evaluate the Company’s success or failure in its basic business and may lead to incorrect or misleading assumptions and conclusions. The Company understands that the equity analysts who follow the Company focus on after-tax net operating income (loss) in their analyses for the reasons discussed above. The Company provides after-tax net operating income (loss) to investors so that they have what management believes to be a useful supplement to GAAP information concerning the Company’s performance.
Attritional Loss Ratio and Attritional Combined Ratio
The loss ratio is calculated as the sum of total incurred losses and loss adjustment expenses, divided by net premiums earned. The combined ratio is calculated as the sum of total incurred losses and loss adjustment expenses, commission and brokerage expenses, and other underwriting expenses, divided by net premiums earned. The attritional loss ratio and attritional combined ratio are defined as the loss ratio and the combined ratio, respectively, adjusted to exclude catastrophe losses, net catastrophe reinstatement premiums, prior year development and COVID-19 losses. The Company believes the attritional ratios are useful to management and investors because the adjusted ratios provide for better comparability and more accurately measure the Company’s underlying underwriting performance. The following tables are a reconciliation of the loss ratio and attritional loss ratio, and the combined ratio and attritional combined ratio for the periods noted:

	Three Months Ended December 31,
	2025			2024

	(unaudited)

	Reinsurance	Insurance	Group	Reinsurance	Insurance	Group
Loss ratio	63.6%	81.5%	68.8%	61.6%	208.7%	106.3%
Adjustment for catastrophe losses	(6.9)%	(1.6)%	(5.6)%	(9.6)%	(6.7)%	(8.8)%
Adjustment for reinstatement premiums	—%	—%	—%	0.7%	—%	0.6%
Adjustment for prior year development (10)	0.1%	(11.1)%	(3.1)%	4.2%	(117.7)%	(34.1)%
Adjustment for other items	0.2%	(0.1)%	0.1%	—%	(0.3)%	—%
Attritional loss ratio	57.0%	68.6%	60.2%	56.9%	84.0%	63.9%

(Some amounts may not reconcile due to rounding.)

	Three Months Ended December 31,
	2025			2024

	(unaudited)

	Reinsurance	Insurance	Group	Reinsurance	Insurance	Group
Combined ratio	91.2%	117.0%	98.4%	90.4%	239.2%	135.5%
Adjustment for catastrophe losses	(6.9)%	(1.6)%	(5.6)%	(9.6)%	(6.7)%	(8.8)%
Adjustment for reinstatement premiums	—%	—%	—%	1.0%	—%	0.8%
Adjustment for prior year development (10)	0.1%	(11.1)%	(3.1)%	4.2%	(117.7)%	(34.1)%
Adjustment for other items	0.3%	(0.1)%	0.2%	—%	(0.4)%	(0.1)%
Attritional combined ratio	84.6%	104.1%	89.9%	86.0%	114.4%	93.4%
Adjustment for profit commission	—%	—%	—%	(2.3)%	—%	(1.8)%
Attritional combined ratio excluding profit commission	84.6%	104.1%	89.9%	83.7%	114.4%	91.6%

(Some amounts may not reconcile due to rounding.)

	Twelve Months Ended December 31,
	2025			2024

	(unaudited)

	Reinsurance	Insurance	Group	Reinsurance	Insurance	Group
Combined ratio	91.7%	114.6%	98.6%	89.7%	130.7%	102.3%
Adjustment for catastrophe losses	(6.6)%	(1.1)%	(5.3)%	(6.8)%	(3.4)%	(5.9)%
Adjustment for reinstatement premiums	0.5%	—%	0.4%	0.6%	—%	0.5%
Adjustment for prior year development (10)	(0.2)%	(12.5)%	(4.2)%	1.1%	(29.6)%	(8.8)%
Adjustment for other items	0.2%	(0.2)%	0.1%	—%	(0.2)%	—%
Attritional combined ratio	85.5%	100.7%	89.6%	84.6%	97.5%	88.1%
Adjustment for profit commission	(0.3)%	—%	(0.2)%	(0.6)%	—%	(0.5)%
Attritional combined ratio excluding profit commission	85.3%	100.7%	89.4%	84.0%	97.5%	87.6%

(Some amounts may not reconcile due to rounding.)

Notes
(10) Prior-year development includes the impact of COVID-19 losses.
Gross Written Premium on a Comparable Basis
The Company has included in this Press Release certain changes in gross written premium on a comparable basis, reflecting constant currency basis and excluding reinstatement premiums. Constant currency basis excludes the impact of foreign exchange rates. The Company provides change in gross written premium on a comparable basis to investors so that they have what management believes to be a useful supplement to GAAP information concerning the Company’s performance. The following tables are a reconciliation of gross written premium and period-over-period changes on a GAAP basis to the non-GAAP comparable basis for the periods noted:

(Dollars in millions)	Quarter-to-Date
	December 31, 2025	December 31, 2024	Change

	(unaudited)

	Gross Written Premium	Gross Written Premium	% Impact
Group	$4,260	$4,671	(8.8)%
Adjustment for gross CAT reinstatement premiums	—	(51)	1.1%
Adjustment for foreign exchange effect	—	39	(0.8)%
Group (comparable basis)	$4,259	$4,659	(8.6)%

Reinsurance	$3,157	$3,291	(4.1)%
Adjustment for gross CAT reinstatement premiums	—	(51)	1.6%
Adjustment for foreign exchange effect	—	33	(1.0)%
Reinsurance (comparable basis)	$3,157	$3,273	(3.6)%

Insurance	$1,084	$1,350	(19.7)%
Adjustment for gross CAT reinstatement premiums	—	—	—%
Adjustment for foreign exchange effect	—	6	(0.5)%
Insurance (comparable basis)	$1,084	$1,356	(20.1)%

Other	$18	$29	(36.7)%
Other (comparable basis)	$18	$29	(36.7)%

(Some amounts may not reconcile due to rounding.)

(Dollars in millions)	Year-to-Date
	December 31, 2025	December 31, 2024	Change

	(unaudited)

	Gross Written Premium	Gross Written Premium	% Impact
Group	$17,706	$18,232	(2.9)%
Adjustment for gross CAT reinstatement premiums	(99)	(103)	—%
Adjustment for foreign exchange effect	—	49	(0.3)%
Group (comparable basis)	$17,606	$18,178	(3.1)%

Reinsurance	$12,825	$12,941	(0.9)%
Adjustment for gross CAT reinstatement premiums	(99)	(103)	—%
Adjustment for foreign exchange effect	—	46	(0.4)%
Reinsurance (comparable basis)	$12,726	$12,884	(1.2)%

Insurance	$4,790	$5,078	(5.7)%
Adjustment for gross CAT reinstatement premiums	—	—	—%
Adjustment for foreign exchange effect	—	3	(0.1)%
Insurance (comparable basis)	$4,790	$5,082	(5.7)%

Other	$91	$212	(57.3)%
Other (comparable basis)	$91	$212	(57.3)%

(Some amounts may not reconcile due to rounding.)

Net Operating Income Return On Equity ("ROE")
Net Operating income ROE is calculated by dividing after-tax net operating income (loss) by average shareholders' equity, adjusted for average net unrealized depreciation (appreciation) of fixed maturity, available for sale securities. A reconciliation of net income, the most comparable GAAP measure, to net operating income is presented above. The Company believes net operating income ROE is a useful measure for management and investors as it allows for better comparability and removes variability when assessing the results of operations. A reconciliation of Net Operating Income ROE and Net Income ROE is shown below.

	Quarter-to-Date		Year-to-Date
(Dollars in millions)	December 31,	December 31,	December 31,	December 31,
	2025	2024	2025	2024

	(unaudited)		(unaudited)

Beginning of period shareholders' equity	$15,375	$15,335	$13,875	$13,202
Add: Net unrealized depreciation (appreciation) of fixed maturity, available for sale securities	87	220	849	723
Adjusted beginning of period shareholders' equity	$15,462	$15,555	$14,724	$13,925

End of period shareholders' equity	$15,461	$13,875	$15,461	$13,875
Add: Net unrealized depreciation (appreciation) of fixed maturity, available for sale securities	(5)	849	(5)	849
Adjusted end of period shareholders' equity	$15,455	$14,724	$15,455	$14,724

Average adjusted shareholders' equity	$15,459	$15,140	$15,090	$14,325

After-tax net operating income (loss)	$549	$(780)	$1,875	$1,289
After-tax net gains (losses) on investments	(69)	56	(115)	12
After-tax foreign exchange income (expense)	(34)	132	(169)	72
Net income (loss)	$446	$(593)	$1,591	$1,373

Return on equity (annualized)
After-tax net operating income (loss)	14.2%	(20.6)%	12.4%	9.0%
After-tax net gains (losses) on investments	(1.8)%	1.5%	(0.8)%	0.1%
After-tax foreign exchange income (expense)	(0.9)%	3.5%	(1.1)%	0.5%
Net income (loss)	11.5%	(15.7)%	10.5%	9.6%

(Some amounts may not reconcile due to rounding.)

Underwriting Income
Underwriting income is calculated as net premiums earned, less (1) incurred losses and loss adjustment expenses, (2) commission, brokerage, taxes and fees, and (3) other underwriting expenses. Net income (loss) is the most comparable GAAP measure. The Company believes underwriting income is a useful measure for management and investors when assessing the performance of the Company's reinsurance and insurance business segments. A reconciliation of Underwriting Income and Net Income is shown below.

	Quarter-to-Date
(Dollars in millions)	December 31, 2025				December 31, 2024

	(unaudited)

	Reinsurance	Insurance	Other	Consolidated Group	Reinsurance	Insurance	Other	Consolidated Group
Net premiums earned	$2,897	$946	$19	$3,862	$2,983	$900	$43	$3,925
Less: Incurred losses and LAE	1,844	770	42	2,656	1,837	1,877	457	4,172
Less: Commission, brokerage, taxes and fees	728	133	5	866	784	114	5	903
Less: Other underwriting expenses	70	203	6	279	75	161	8	244
Underwriting income (loss)	$255	$(161)	$(34)	$60	$286	$(1,252)	$(429)	$(1,394)

Net investment income				562				473
Net gains (losses) on investments				(84)				69
Corporate expenses				(30)				(27)
Interest, fee and bond issue cost amortization expense				(37)				(37)
Other income (expense)				84				169
Income tax benefit (expense)				(109)				155
Net income (loss)				$446				$(593)

(Some amounts may not reconcile due to rounding.)
Book value per common share outstanding excluding URA(D)
Book value per common share outstanding excluding net unrealized appreciation (depreciation) of fixed maturity, available for sale securities ("URA(D)") is calculated as reported shareholders' equity less URA(D), divided by common shares outstanding. Book value per share is the most comparable GAAP measure. The Company believes this metric is useful to management and investors as it shows the value of shareholder returns on a per share basis after eliminating the variability of investments held at fair value. Please see the table on page 3 for a reconciliation of book value per common share outstanding (excluding URA(D)) and book value per share.
Annualized Total Shareholder Return
Annualized TSR ("TSR") is calculated as year-to-date growth in book value per common share outstanding (excluding URA(D)) plus year-to-date dividends per share. As further discussed above, book value per common share outstanding (excluding URA(D)) is a non-GAAP measure. Please see the table on page 3 for a reconciliation of book value per common share outstanding (excluding URA(D)) and book value per share.
--Financial Details Follow--

EVEREST GROUP, LTD.
CONSOLIDATED STATEMENTS OF OPERATIONS
AND COMPREHENSIVE INCOME (LOSS)

	Three Months Ended		Twelve Months Ended
	December 31		December 31
(Dollars in millions, except per share amounts)	2025	2024	2025	2024
	(unaudited)		(unaudited)
REVENUES:
Premiums earned	$3,862	$3,925	$15,560	$15,187
Net investment income	562	473	2,124	1,954
Total net gains (losses) on investments	(84)	69	(143)	19
Other income (expense)	84	169	(45)	121
Total revenues	4,424	4,636	17,496	17,281

CLAIMS AND EXPENSES:
Incurred losses and loss adjustment expenses	2,656	4,172	10,859	11,305
Commission, brokerage, taxes and fees	866	903	3,461	3,300
Other underwriting expenses	279	244	1,029	938
Corporate expenses	30	27	109	95
Interest, fees and bond issue cost amortization expense	37	37	151	149
Total claims and expenses	3,869	5,383	15,609	15,787

INCOME (LOSS) BEFORE TAXES	555	(748)	1,887	1,493
Income tax expense (benefit)	109	(155)	296	120

NET INCOME (LOSS)	$446	$(593)	$1,591	$1,373

Other comprehensive income (loss), net of tax:
Unrealized appreciation (depreciation) ("URA(D)") on securities arising during the period	27	(574)	740	(97)
Reclassification adjustment for realized losses (gains) included in net income (loss)	66	(55)	114	(12)
Total URA(D) on securities arising during the period	92	(630)	854	(109)

Foreign currency translation and other adjustments	13	(173)	242	(128)

Benefit plan actuarial net gain (loss) for the period	(9)	34	(9)	34
Reclassification adjustment for amortization of net (gain) loss included in net income (loss)	7	(26)	(1)	(1)
Total benefit plan net gain (loss) for the period	(2)	9	(10)	33
Total other comprehensive income (loss), net of tax	102	(794)	1,086	(204)

COMPREHENSIVE INCOME (LOSS)	$548	$(1,387)	$2,678	$1,169

EARNINGS PER COMMON SHARE:
Basic	$10.77	$(13.96)	$37.80	$31.78
Diluted	10.77	(13.96)	37.80	31.78

EVEREST GROUP, LTD.
CONSOLIDATED BALANCE SHEETS

	December 31,
(In millions of U.S. dollars, except par value per share)	2025	2024
	(unaudited)
ASSETS:
Fixed maturities - available for sale, at fair value	$34,573	$28,908
(amortized cost: 2025, $34,620; 2024, $29,934, credit allowances: 2025, $(68); 2024, $(36))
Fixed maturities - held to maturity, at amortized cost
(fair value: 2025, $576; 2024, $759, net of credit allowances: 2025, $(6); 2024, $(8))	567	757
Equity securities, at fair value	180	217
Other invested assets	5,796	5,392
Short-term investments	2,994	4,707
Cash	1,318	1,549
Total investments and cash	45,429	41,531
Accrued investment income	436	368
Premiums receivable (net of credit allowances: 2025, $(94); 2024, $(54))	5,727	5,378
Reinsurance paid loss recoverables (net of credit allowances: 2025, $(57); 2024, $(41))	142	207
Reinsurance unpaid loss recoverables	4,968	2,915
Funds held by reinsureds	1,326	1,218
Deferred acquisition costs	1,546	1,461
Prepaid reinsurance premiums	653	869
Income tax asset, net	915	1,223
Other assets (net of credit allowances: 2025, $(17); 2024, $(9))	1,372	1,171
TOTAL ASSETS	$62,514	$56,341

LIABILITIES:
Reserve for losses and loss adjustment expenses	34,312	29,889
Unearned premium reserve	7,275	7,324
Funds held under reinsurance treaties	267	27
Amounts due to reinsurers	642	701
Losses in course of payment	151	241
Senior notes	2,352	2,350
Long-term notes	218	218
Borrowings from FHLB	1,019	1,019
Accrued interest on debt and borrowings	21	22
Unsettled securities payable	—	84
Other liabilities	797	590
TOTAL LIABILITIES	47,054	42,466

SHAREHOLDERS' EQUITY:
Preferred shares, par value: $0.01; 50.0 shares authorized; no shares issued and outstanding	—	—
Common shares, par value: $0.01; 200.0 shares authorized; 74.4 (2025) and 74.3 (2024)
outstanding before treasury shares	1	1
Additional paid-in capital	3,852	3,812
Accumulated other comprehensive income (loss), net of deferred income tax expense (benefit)
of $(23) at 2025 and $(177) at 2024	(52)	(1,138)
Treasury shares, at cost: 33.7 shares (2025) and 31.3 shares (2024)	(4,906)	(4,108)
Retained earnings	16,565	15,309
Total shareholders' equity	15,461	13,875
TOTAL LIABILITIES AND SHAREHOLDERS' EQUITY	$62,514	$56,341

EVEREST GROUP, LTD.
CONSOLIDATED STATEMENTS OF CASH FLOWS

	Twelve Months Ended
	December 31
(In millions of U.S. dollars)	2025	2024
	(unaudited)
CASH FLOWS FROM OPERATING ACTIVITIES:
Net income (loss)	$1,591	$1,373
Adjustments to reconcile net income to net cash provided by operating activities:
Decrease (increase) in premiums receivable	(116)	(715)
Decrease (increase) in funds held by reinsureds, net	138	(81)
Decrease (increase) in reinsurance recoverables	(1,453)	(1,091)
Decrease (increase) in income taxes	150	(277)
Decrease (increase) in prepaid reinsurance premiums	360	(232)
Increase (decrease) in reserve for losses and loss adjustment expenses	3,602	5,612
Increase (decrease) in unearned premiums	(278)	809
Increase (decrease) in amounts due to reinsurers	(235)	135
Increase (decrease) in losses in course of payment	(98)	75
Change in equity adjustments in limited partnerships	(364)	(261)
Distribution of limited partnership income	195	163
Change in other assets and liabilities, net	(463)	(431)
Non-cash compensation expense	61	63
Amortization of bond premium (accrual of bond discount)	(166)	(167)
Net (gains) losses on investments	143	(19)
Net cash provided by (used in) operating activities	3,068	4,957

CASH FLOWS FROM INVESTING ACTIVITIES:
Proceeds from fixed maturities matured/called/repaid - available for sale	4,497	3,783
Proceeds from fixed maturities sold - available for sale	1,571	6,257
Proceeds from fixed maturities matured/called/repaid - held to maturity	199	157
Proceeds from fixed maturities sold - held to maturity	10	—
Proceeds from equity securities sold	56	37
Distributions from other invested assets	334	409
Cost of fixed maturities acquired - available for sale	(10,364)	(11,563)
Cost of fixed maturities acquired - held to maturity	(7)	(49)
Cost of equity securities acquired	(9)	(50)
Cost of other invested assets acquired	(507)	(936)
Net change in short-term investments	1,875	(2,494)
Net change in unsettled securities transactions	(83)	(27)
Proceeds from sale of renewal rights	331	—
Net cash provided by (used in) investing activities	(2,096)	(4,478)

CASH FLOWS FROM FINANCING ACTIVITIES:
Common shares issued (redeemed) during the period for share-based compensation, net of expense	(21)	(24)
Purchase of treasury shares	(797)	(200)
Dividends paid to shareholders	(335)	(334)
Net FHLB borrowings (repayments)	—	200
Cost of shares withheld on settlements of share-based compensation awards	(22)	(25)
Net cash provided by (used in) financing activities	(1,175)	(383)

EFFECT OF EXCHANGE RATE CHANGES ON CASH	(28)	16

Net increase (decrease) in cash	(231)	112
Cash, beginning of period	1,549	1,437
Cash, end of period	$1,318	$1,549

SUPPLEMENTAL CASH FLOW INFORMATION:
Income taxes paid (recovered)	$150	$397
Interest paid	150	147

NON-CASH TRANSACTIONS:
Non-cash limited partnership distribution	$8	$23